EXHIBIT 22


COMPREHENSIVE CARE CORPORATION

Schedule of Subsidiaries



                                                STATE OF
SUBSIDIARY NAME                           INCORPORATION
===============                           =============

N.P.H.S., Inc.                                California

CareManor Hospital of Washington, Inc.       Washington

Trinity Oaks Hospital, Inc.                       Texas

Terracina Convalescent Hospital & Home, Inc. California

CareUnit, Inc.                               California

Starting Point Incorporated                  California

CareUnit Hospital of Albuquerque, Inc.       New Mexico

Comprehensive Care Corporation                   Nevada

CareUnit Clinic of Washington, Inc.          Washington

CareUnit Hospital of Ohio, Inc.                    Ohio

Comprehensive Care Corporation (Canada) Ltd.     Canada

CareUnit of Chicago, Inc.                      Illinois

CareUnit, Inc.                                 Delaware

CMP Properties, Inc.                             Oregon

CareUnit of Florida, Inc.                       Florida

CareUnit Hospital of Nevada, Inc.                Nevada

AccessCare, Inc.                                 Nevada

AccessCare of Florida, Inc.                     Florida

AccessCare of Washington, Inc.               Washington

CareInstitute                                California